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                                                                     Exhibit 1.1

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                     Macquarie Infrastructure Company Trust

                      Macquarie Infrastructure Company LLC

                 Macquarie Infrastructure Management (USA) Inc.


                         ________ shares of Trust Stock

                    Each Representing One Beneficial Interest
                                       in
                     Macquarie Infrastructure Company Trust



                               PURCHASE AGREEMENT


                              Dated: ________, 2004


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                     Macquarie Infrastructure Company Trust

                      Macquarie Infrastructure Company LLC

                 Macquarie Infrastructure Management (USA) Inc.

                         ________ shares of Trust Stock

                    Each Representing One Beneficial Interest
                                       in
                     Macquarie Infrastructure Company Trust



                               PURCHASE AGREEMENT

                                                                  ________, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York  10080

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

as Representatives of the several Underwriters named on Schedule A hereto


Ladies and Gentlemen:

      Macquarie Infrastructure Company LLC, a Delaware limited liability company (the "Company"), for itself and as sponsor of Macquarie Infrastructure Company Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), and Macquarie Infrastructure Management (USA) Inc. (the "Manager") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
& Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Citigroup Global Markets Inc. ("Citigroup") are acting as representatives (in such capacity, the "Representatives"), with respect to the issue by the Trust, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of trust stock set forth in said Schedule A, each representing one beneficial interest in the Trust (the "Trust Stock"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _________ additional shares of Trust Stock to cover overallotments, if any. The aforesaid ______ shares of Trust Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the ______ shares of Trust Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".
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      Immediately prior to the delivery of the Initial Securities and the Option
Securities, if any, to the Underwriters, the Company, as Sponsor of the Trust, will cause the Trust to sell to the Company the Initial Securities and the Option Securities, if any, in exchange for an equal number of limited liability company interests of the Company as consideration for such limited liability company interests.] The aforesaid ______ limited liability company interests of the Company (the "Initial Interests") to be purchased by the Trust and all or any part of the ______ limited liability company interests of the Company to be sold to the Trust in connection with the option described in Section 2(b) hereof (the "Option Interests") are hereinafter called, collectively, the "Interests".

      The Company has entered into a purchase agreement with the Manager, dated the date hereof (the "Manager Purchase Agreement"), pursuant to which the Manager will acquire from the Company in a private placement transaction a number of shares of Trust Stock equal to the number of shares of Trust Stock having an aggregate purchase price at the time of purchase of $50 million, at a purchase price per share equal to the initial public offering price (the "Initial Manager Shares" and, collectively with any other shares of Trust Stock issued to the Manager pursuant to the terms of the management services agreement (the "Management Services Agreement") among the Company, Macquarie Infrastructure Assets Inc., Macquarie Yorkshire LLC, South East Water LLC, Communications Infrastructure LLC and the Manager, dated the date hereof (the "Manager Shares"). Immediately prior to the delivery of any Manager Shares, the Company, as Sponsor of the Trust, will cause the Trust to sell to the Company the Manager Shares in exchange for, and as consideration for, an equal amount of limited liability interests of the Company. The Manager has agreed to hold 70% of Initial Manager Shares (the "Lock-up Manager Shares") for a period of not less than 12 months from the Closing Time. At any time from and after the first anniversary of the Closing Time, the Manager may dispose of 50% of the Lock-up Manager Shares and may dispose of the balance of the Lock-up Manager Shares at any time from and after the third anniversary of the Closing Time.

      The Trust and the Company understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company and the Underwriters agree that up to _______ shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company or the Manager (the "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      The Trust and the Company have filed with the Securities and Exchange Commission (the "Commission") on June 7, 2004, a registration statement on Form S-1 (No. 333-116244), pre-effective Amendment No. 1 thereto filed on August 24, 2004, pre-effective Amendment No. 2 thereto filed on October 15, 2004 and pre-effective Amendment No. 3 thereto filed on November , 2004, including the related preliminary prospectus, or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Trust and the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the


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time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each Form of Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      Unless otherwise indicated, all references in this agreement to a "Subsidiary" and, collectively, the "Subsidiaries" shall be deemed to mean and include each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each existing subsidiary providing financial statements included in the Registration Statement, all as listed on Schedule B hereto.

      The parties hereto acknowledge that Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital from Macquarie Infrastructure Company Trust.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company, for itself and as sponsor of the Trust, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or


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      regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Trust included in the Registration Statement are registered public accounting firms as required by the 1933 Act and the 1933 Act Regulations. The accountants who certified the financial statements and supporting schedules of the entities listed on Schedule C hereto (each, a Financial Entity, and collectively, the "Financial Entities") included in the Registration Statement are either (A) registered public accounting firms as required by the 1933 Act and the 1933 Act Regulations or (B) independent public accountants under U.S. generally accepted auditing standards, as set forth on Schedule C hereto.

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Financial Entities at the dates indicated and the statement of operations, stockholders' equity and cash flows of such subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data for each such Financial Entity and the summary financial information for each such Financial Entity included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the related audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries


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      considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its respective subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company.

            (v) Good Standing of the Company and Subsidiaries. (A) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as disclosed in the Registration Statement, all of the issued and outstanding Interests have been duly authorized and validly issued and are owned by the Trust, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or encumbrance of any kind ("Security Interest"), and none of the outstanding Interests were issued in violation of the preemptive or similar rights of any holder of such Interest; upon delivery of the Interests as payment of consideration in exchange for the Securities acquired as herein contemplated, the Interests will be fully paid and non-assessable; the Interests, when issued, will conform to all statements relating thereto contained in the Prospectus and such description will conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Interests will be subject to personal liability by reason of being such a holder.

            (B) Each Subsidiary of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Prospectus; and each Subsidiary is duly qualified as a foreign corporation or a limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding interests or capital stock, as the case may be, of each such Subsidiary has been duly authorized and validly issued, is fully paid and, to the extent applicable in the jurisdiction of such entity's organization, non-assessable, and upon consummation of the transactions contemplated in the Prospectus will be owned by the Company, directly or through subsidiaries, free and clear of any Security Interest; none of the outstanding shares of capital stock or membership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All the subsidiaries of the Company and each Subsidiary are listed on Schedule D hereto.

            (vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (vii) Ownership of Securities. Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Securities to be sold hereunder, free and clear of any Security Interest; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, the Underwriters


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      will receive good and valid title to the Securities purchased by it from the Company, free and clear of any Security Interest.

            (viii) Authorization of Transfer of the Securities. All necessary action has been taken by the Company to duly and validly sell, assign and transfer to the Underwriters the Securities to be sold by the Company hereunder, to deliver the Securities to be sold by the Company hereunder, to accept payment therefor, and otherwise to consummate the transactions contemplated herein.

            (ix) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries, and to the Company's knowledge, none of the Company's other subsidiaries is in violation of its charter, by-laws, operating agreement or any organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and, except as disclosed in the Prospectus, the consummation of the transactions contemplated in this Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, operating agreement or any similar organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (other than foreign or state securities or blue sky laws). As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or, except as disclosed in the Prospectus, which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including


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      ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

            (xi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, or sale of the Securities under this Agreement or, except as disclosed in the Prospectus, the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

            (xiii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities.

            (xiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

            (xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except pursuant to the Registration Rights Agreement among the Trust, the Company and the Manager dated the date hereto (the "Registration Rights Agreement").

            (xvi) Compliance with Laws. The Company and its Subsidiaries are in compliance with all laws administered by, and all regulations of, any governmental agency or body, domestic or foreign, applicable to them, except as disclosed in the Prospectus and where such non-compliance would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has been advised by any governmental agency or body, domestic or foreign, that it is not in material compliance with such laws and regulations. The Company has in place reasonable procedures and controls designed to ensure compliance with (A) any United States sanctions administered by the Office of Foreign Asset Controls (the "OFAC") the of the United States Treasury Department,
      (B) the Patriot Act and all regulations and government guidance on compliance therewith and on the prevention and detection of money laundering violations, and (C) the Foreign Corrupt Practices Act ("FCPA") and all regulations thereunder.

            (xvii) Disclosure and Accounting Controls. The Company has established disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company and Macquarie Infrastructure Company, Inc. is made known to the Company's Chief Executive Officer and its


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      Chief Financial Officer by others within the Company and Macquarie
      Infrastructure Company, Inc., particularly during the periods in which the filings made by the Company with the Commission which it may make under the 1934 Act are being prepared, (B) are evaluated for effectiveness as of the end of each fiscal quarter and (C) are effective to perform the functions for which they were established. The Company has established internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xviii) Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Company's directors and officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act and the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act.

            (xix) Absence of Labor Dispute. No labor dispute with the employees of any Subsidiary or any of its respective subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any subsidiary or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

            (xx) Possession of Intellectual Property. Each Subsidiary and its respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no Subsidiary nor any of its respective subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest such Subsidiary or any of its respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess adequate permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (subject to such qualifications as may be set forth in the Prospectus or except where the failure to so possess would not singly or in the aggregate be reasonably expected to have a Material Adverse Effect); the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Prospectus or when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and no Subsidiary nor any of its respective subsidiaries has received, any written notice of proceedings relating to the revocation or modification of any such


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      Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

            (xxii) Title to Property. Each Subsidiary and its respective subsidiaries have good title to all real property owned by such Subsidiary and its respective subsidiaries and good title to all other properties owned by them, in each case, free and clear of any Security Interest except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each Subsidiary or any of its respective subsidiaries; and all of the leases and subleases material to the business of each Subsidiary and its respective subsidiaries or other subsidiary, as the case may be, considered as one enterprise, and under which each Subsidiary or any of its respective subsidiaries holds properties described in the Prospectus, are in full force and effect, and no Subsidiary nor any of its respective subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of each Subsidiary or any of its respective subsidiaries, as the case may be, under any of the leases or subleases mentioned above, or affecting or questioning the rights of such Subsidiary or any of its respective subsidiaries, as the case may be, to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect (A) no Subsidiary nor any of its respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of petroleum or petroleum products, asbestos-containing materials, or any chemicals, substances or wastes regulated as a pollutant, contaminant, or as toxic or hazardous (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each Subsidiary and its respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Subsidiary or any of its respective subsidiaries and (D) to the best of the Company's knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Subsidiary or any of its respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxiv) Execution of Acquisition Agreements. The acquisition agreements set forth on Schedule E (the "Acquisition Agreements") have been duly executed by the Company or each party that is a direct or indirect wholly owned subsidiary of the Company, as applicable, and all of such Acquisition Agreements are in full force and effect and constitute binding obligations of the Company and its Subsidiaries as applicable.

      (b) Representations and Warranties by the Trust. The Company, as sponsor of the Trust, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in

Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Good Standing of the Trust. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the trust power and authority to enter into this Agreement and to conduct its business as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction. The Trust is not a party to or otherwise bound by any agreement or instrument other than those described in the Prospectus and when issued by the Trust and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, the Securities will represent all the beneficial interests in the Trust, other than the Manager Shares.

            (ii) Due Authority of Trustees. The Regular Trustee of the Trust, as defined in the Trust Agreement, (the "Trustee") is authorized in such capacity to execute and deliver this Agreement and to authorize the delivery to the Company of the Securities to be sold by the Trust under this Agreement and to accept payment therefor in the form of the Interests, to duly endorse (in blank or otherwise) the certificate or certificates representing the Securities or a stock power or powers with respect thereto.

            (iii) Authorization of Agreements. This Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Trust.

            (iv) Authorization of Securities and Ownership of Interests. All necessary action has been taken by the Trust to duly and validly authorize, issue and deliver the Securities to the Company in a number equal to the number of Interests delivered to the Trust as consideration for such Securities; upon delivery of such Securities and payment of such consideration therefor in exchange for the Interests acquired as herein contemplated, the Securities to be purchased from the Trust by the Company in exchange for the Interests will be fully paid and non-assessable; other than the Initial Manager Shares, the Securities will constitute the only securities issued by the Trust that are outstanding; the Securities will conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to statutory or contractual preemptive or other similar rights.

            (v) Capitalization. The shares of Trust Stock, as set forth in the section titled "Capitalization" in the Prospectus are, on the date hereof, the only issued and outstanding shares representing beneficial interests of the Trust and (except for subsequent issuances, if any, pursuant to this Agreement or otherwise) the Trust is not required to issue, has not issued and will not issue any other class of securities. The issued and outstanding shares of Trust Stock representing beneficial interests of the Trust have been duly authorized and validly issued and are fully paid and non-assessable.

            (vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

            (vii) Investment Company Act. The Trust is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

            (viii) Compliance with Laws. The Trust is in compliance with all laws administered by, and all regulations of, any governmental agency or body, domestic or foreign, applicable to the Trust, except where such non-compliance would not result in a Material Adverse Effect, and the Trust has not been advised by any governmental agency or body, domestic or foreign, that it is not in material compliance with such laws and regulations. The Trust has in place reasonable procedures and controls designed to ensure compliance with (A) any United States sanctions administered by the OFAC the of the United States Treasury Department, (B) the Patriot Act laws and all regulations and government guidance on compliance therewith and on the prevention and detection of money laundering violations, and (C) the FCPA and all regulations thereunder.

            (ix) Ownership of Interests. Upon consummation of the transactions contemplated hereby, the Trust will own the Interests free and clear of any Security Interest.

            (x) Absence of Conflict. The Trust is not in violation or default of any term or provision of the Trust Agreement, except for such violations or defaults that would not result in a Material Adverse Effect.

      (c) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter that the representations and warranties of the Company contained in Section 1(a) hereof, solely with respect to representations with respect to the Subsidiaries listed on Schedule F hereto.

      (d) Officer's Certificates. Any certificate signed by any officer of the Company or any officer of the Manager delivered to the Representatives, the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, including in its capacity as sponsor of the Trust, or the Manager to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule G, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional ________ shares of Trust Stock at the price per share set forth in Schedule G, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option or sooner than three full business days unless it is the Closing Time, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct

Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

      SECTION 3. Covenants of the Company. The Company, for itself and as sponsor of the Trust, covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Trust and the Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. Each the Trust and the Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Trust and the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the neither the Trust nor Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the "1934 Act") as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

      (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, excluding (A) Securities to be sold hereunder, (B) the Manager Shares to be delivered to the Manager pursuant to the terms of the Manager Purchase Agreement or the Management Services Agreement, (C) restricted shares granted to directors pursuant to the Non-Employee Director's Equity Plan, and limited liability interests of the Company issued to the Trust in exchange for any of the shares of Trust Stock issued in connection with (A), (B) or (C) above, neither the Trust nor the Company will, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Trust Stock, limited liability company interests of the Company or any securities convertible into or exercisable or exchangeable for shares of Trust Stock or liability company interests of the Company or file any registration statement under the 1933 Act with respect to any of the forgoing (except a registration statement filed in accordance with the Registration Rights Agreement or a registration statement on Form

S-8) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of Trust Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Trust Stock, limited liability company interests of the Company or such other securities, in cash or otherwise.

In the event that either (x) during the last 17 days of the 180-day period referred to above, the Trust or the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Trust or the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

      (k) Reporting Requirements. Each the Trust and the Company, during the period when the Prospectus are required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      (l) Acquisitions. The Company will use its best efforts to consummate the transactions contemplated in the Acquisition Agreements, in each case, as soon as practicable after the Closing Time.

      (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

      (n) Subsidiary Compliance with Laws. As promptly as possible following the acquisition of each Subsidiary, the Company shall ensure that each such Subsidiary has in place such procedures and controls referred to in Section 1(b)(viii) (A), (B) and (C) above.

      (o) Establishment of Disclosure and Accounting Controls with Respect to Subsidiaries. The Company shall, upon the earlier of (i) March 31, 2005 and (ii) the date that the Company files with the SEC its annual report on Form 10-K for the fiscal year ended December 31, 2004, ensure that the disclosure controls and procedures referred to in Section 1(b)(xvii) will include information with respect to each Subsidiary and that the internal accounting controls referred to in Section 1(b)(xvii) will extend to each such Subsidiary.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the Underwriters and the International Managers, (iv) the fees and disbursements of counsel, accountants and other advisors of the Company and the Trust, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Trust and the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Trust and the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees and (xiii) the fees and expenses of the Independent Underwriter.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties contained in Section 1 hereof or in certificates of any officer of the Company, the Subsidiaries and the Trust delivered pursuant to the provisions hereof, to the performance by the Company, the Subsidiaries and the Trust of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion of Counsel for the Trust and the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Trust and the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law and the Limited Liability Company Act of the State of

Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Opinion of Delaware Counsel for the Trust and the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Potter Anderson & Corroon LLP, Delaware counsel for the Trust and the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law and the Limited Liability Company Act of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (e) Officers' Certificate of Company. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, the Company and its subsidiaries (including, but not limited to, the Subsidiaries) considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

      (f) Certificate of the Company, as Sponsor of the Trust. At Closing Time, the Representatives shall have received a certificate of the Company, as Sponsor of the Trust, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(ii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

      (g) Certificate of the Manager. At Closing Time, the Representatives shall have received a certificate of the Manager, dated as of the Closing Time, to the effect that the representations and warranties in Section 1(c) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

      (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received a letter from each applicable auditor listed below, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to the respective entity named below.

            (i) Withum, Smith & Brown, with respect to the Trust and the Company.

            (ii) KPMG LLP, with respect to Executive Air Support, Inc.

            (iii) PricewaterhouseCoopers LLP, with respect to Executive Air Support, Inc.

            (iv) Ernst & Young LLP, with respect to General Aviation Holdings, LLC.

            (v) Lesley, Thomas, Schwarz & Postma, Inc., with respect to Newport Beach FBO, LLC.

            (vi) Ernst & Young LLP, with respect to Palm Springs FBO, LLC.

            (vii) Deloitte & Touche LLP, with respect to Palm Springs FBO, LLC, doing business as Million Air Palm Springs.

            (viii) Ernst & Young LLP, with respect to Macquarie Airports North America, Inc.

            (ix) Withum, Smith & Brown, with respect to AmPorts Aviation Division (a division of American Port Services, Inc.).

            (x) Ernst & Young LLP, with respect to Macquarie Americas Parking Corporation and Off-Airport Parking Operations of PCA Company of America, LLC.

            (xi) PricewaterhouseCoopers LLP, with respect to Thermal Chicago Corporation and ETT Nevada, Inc.

            (xii) Deloitte & Touche LLP, with respect to Connect M1-A1 Holdings Limited.

      (i) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from each auditor listed in Section 5(g) a letter, dated as of Closing Time, to the effect that such auditor reaffirms the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule H hereto.

      (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Trust contained herein and the statements in any certificates furnished by the Company, any subsidiary (including, but not limited to, the Subsidiaries) of the Company or the Trust hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i) Officer's Certificate of the Company. A certificate, dated such Date of Delivery, of the President of any Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

            (ii) Certificate of the Company as Sponsor of the Trust. A certificate, dated such Date of Delivery, of an authorized representative of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

            (ii) Certificate of the Manager. A certificate, dated such Date of Delivery, of an authorized representative of the Manager confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

            (iii) Opinion of Counsel for Company. The favorable opinion of
                  Shearman & Sterling LLP, counsel for the Trust and the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iv) Opinion of Delaware Counsel for the Trust and the Company. The favorable opinion of Potter Anderson & Corroon LLP, Delaware counsel to the Trust and the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (v) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

            (vi) Bring-down Comfort Letters. A letter from each of the auditors listed in Section 5(h), in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (n) Closing of the Acquisitions. At Closing Time, the Acquisition Agreements remain in full force and effect.

      (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust or the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters by the Company and the Trust. (1) The Company, for itself and as sponsor of the Trust, agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Underwriter, or any Affiliate or selling agent of or person controlling such Underwriter, to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented, if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company has previously furnished sufficient copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

            (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter, its Affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

      (b) Indemnification of Trust, Trustees, Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Trustees and the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Trust by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

      The relative fault of the Trust and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

      The Company, the Trust and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

      The Trust, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, each Trustee shall have the same rights to contribution as the Trust and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of the Trustees of the Trust or officers of the Company or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any Trustee, or any person controlling the Manager or the Company and (ii) delivery of and payment for the Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or affairs of the Trust, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Trust to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section 10.

      SECTION 11. Limitation on Sales by the Underwriters. Each Underwriter hereby agrees, severally and not jointly, that it will not sell to any one Person (as such term is defined in the 1933 Act) an amount of Securities equal to or in excess of 20% of the total aggregate amount of Securities purchased by such Underwriter in the distribution under the terms of this Agreement, without the prior written consent of the Company.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Richard Gibb, and Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; and notices to the Trust and to the Company shall be directed to it at 600 Fifth Avenue, 21st Floor, New York, New York 10020, attention of Peter Stokes.

      SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Trust and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Trust, the Company and the Manager in accordance with its terms.

                                        MACQUARIE INFRASTRUCTURE COMPANY TRUST,
                                        by  Peter Stokes, as Regular Trustee



                                        By
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MACQUARIE INFRASTRUCTURE COMPANY LLC,
                                        for itself and as sponsor of the Trust

                                        By
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MACQUARIE INFRASTRUCTURE
                                        MANAGEMENT (USA) INC., as the Manager



                                        By
                                            ------------------------------------
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:
    -----------------------------------------
     Authorized Signatory


CITIGROUP GLOBAL MARKETS INC.

By:
    -----------------------------------------
      Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                  Underwriters

                                                                    Number of
                                                                     Initial
         Name of Underwriters                                       Securities
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................................
Citigroup Global Markets Inc..............................
Jefferies & Company, Inc..................................
Legg Mason Wood Walker, Incorporated......................
Macquarie Securities (USA) Inc............................
RBC Capital Markets Corporation...........................
Raymond James & Associates Inc. ..........................



                                                                     --------
Total.....................................................             ----
                                                                     ========



                                    Sch A-1

                                   SCHEDULE B

                            Significant Subsidiaries

Macquarie Infrastructure Company, Inc.

Macquarie District Energy Holdings, LLC
Thermal Chicago Corporation
ETT Nevada, Inc.

North America Capital Holding Company
Executive Air Support, Inc.
General Aviation Holdings, LLC

Newport Beach FBO, LLC
Palm Springs FBO, LLC

Macquarie FBO Holdings, LLC
Macquarie Airports North America, Inc.

Macquarie Americas Parking Corporation

Macquarie Yorkshire LLC
Macquarie Yorkshire Limited
Connect M1-A1 Holdings Limited
Connect M1-A1 Limited

South East Water LLC

Communications Infrastructure LLC


                                    Sch B-1

                                   SCHEDULE C

                               Financial Entities

                                                                                         AUDITOR'S STANDARD OF
                                                                                    INDEPENDENCE WITH RESPECT TO
           FINANCIAL ENTITY                             AUDITOR                     THE RELATED FINANCIAL ENTITY
--------------------------------------   -----------------------------------    -------------------------------------
Macquarie Infrastructure Company Trust   Withum, Smith & Brown                  registered public accounting firm
                                                                                under the 1933 Act and the Rules and
                                                                                Regulations ("RPAF")
Executive Air Support, Inc.              KPMG LLP                               RPAF
                                         PricewaterhouseCoopers LLP             RPAF
General Aviation Holdings, LLC           Ernst & Young LLP                      independent auditor under the
                                                                                guidelines of the American Institute
                                                                                of Certified Public Accountants
                                                                                ("AICPA")
Newport Beach FBO, LLC                   Lesley, Thomas, Schwarz & Postma,      RPAF
                                         Inc.
Palm Springs FBO, LLC                    Ernst & Young LLP                      AICPA
                                         Deloitte & Touche LLP                  RPAF

Macquarie Airports North America, Inc.   Ernst & Young LLP                      AICPA
Amports Aviation Division                Withum, Smith & Brown                  RPAF

Macquarie Americas Parking Corporations  Ernst & Young LLP                      AICPA

Off-Airport Parking Operations of PCA    Ernst & Young LLP                      AICPA
     Parking Company of America, LLC

Thermal Chicago Corporation              PricewaterhouseCoopers LLP             RPAF
ETT Nevada, Inc.                         PricewaterhouseCoopers LLP             RPAF

Connect M1-A1 Holdings Limited           Deloitte & Touche LLP                  RPAF


                                    Sch C-1

                                   SCHEDULE D

                                All Subsidiaries

Aircraft Leasing, Inc.
Aircraft R Us, Inc.
Aircraft Rentals, Inc.
Airports Avcenter, Inc.
Atlantic Aviation Aircraft Sales, Inc.
Atlantic Aviation Corporation
Atlantic Aviation Flight Support, Inc.
Atlantic Aviation Holding Corporation
Atlantic Aviation Overseas, Ltd.
Atlantic Aviation Philadelphia, Inc.
Atlantic Aviation Support Group, Inc.
Atlantic Aviation Venezuela, Inc.
Brainard Airport Services, Inc.
Bridgeport Airport Services, Inc.
Charter Oak Aviation, Inc.
Communications Infrastructure LLC
ETT National Power
ETT Nevada, Inc.
Executive Air Support, Inc.
Exelon Thermal Technologies, Inc.
Flightways of Long Island, Inc.
General Aviation of New Orleans, LLC
General Aviation, LLC
ILG Avcenter, Inc.
Katana Leasing, Inc.
Macquarie Airports North America, Inc.
Macquarie Americas Parking Corporation
Macquarie Aviation North America 2, Inc.
Macquarie Aviation North America, Inc.
Macquarie District Energy Holdings, LLC
Macquarie District Energy, Inc.
Macquarie FBO Holdings, LLC
Macquarie Infrastructure Assets Inc.
Macquarie Yorkshire LLC
NW Alladin LLC
NW Chicago, LLC
NW Midway LLC
Parking Company of America Airport Holdings, LLC
Parking Company of America Airports Phoenix, LLC
Parking Company of America Airports, LLC
PCA Airports, Ltd.
PCAA Chicago, LLC
PCAA GP, LLC
PCAA LP, LLC
PCAA Parent, LLC
South East Water LLC
Thermal Chicago Corp.


                                    Sch D-1

                                   SCHEDULE E

                             Acquisition Agreements

AIRPORT SERVICES:

Second Amended and Restated Stock Purchase Agreement, dated as of October 12, 2004, between Macquarie Investment Holdings, Inc. and Macquarie Infrastructure Assets Inc.

Stock Purchase Agreement, dated as of October 8, 2004, between Macquarie Specialized Asset Management Limited, on behalf of Macquarie Global Infrastructure Fund A and Macquarie Global Infrastructure Fund C, and Macquarie Specialized Asset Management 2 Limited, on behalf of Macquarie Global Infrastructure Fund B and Macquarie Global Infrastructure Fund D, and Macquarie Infrastructure Assets Inc.

DISTRICT ENERGY BUSINESS:

The Amended and Restated Limited Liability Company Purchase Agreement, dated as of October 11, 2004, between Macquarie Investment Holdings, Inc. and Macquarie Infrastructure Assets Inc.


AIRPORT PARKING BUSINESS:

The Stock Purchase Agreement, dated as of June 7, 2004, between Macquarie Specialized Asset Management Limited, on behalf of Macquarie Global Infrastructure Fund A, and Macquarie Specialized Asset Management 2 Limited, on behalf of Macquarie Global Infrastructure Fund B, and Macquarie Infrastructure Assets Inc.

PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC:

Stock Purchase Agreement, dated as of October 8, 2004, between Seacoast Capital Partners II, L.P. and Macquarie Infrastructure Assets Inc.

PCAA PARENT LLC:

Unit Purchase Agreement, dated October 8, 2004, between Macquarie Securities
(USA), Inc. and Parking Company of America.

Unit Purchase Agreement, dated August 17, 2004, between ARE Holdings, LLC, Atlas Superpark, Ltd, Parking Company of America Management, LLC and Parking Company of America.


                                    Sch E-1

                                   SCHEDULE F

           Subsidiaries currently managed by affiliates of the Manager


Macquarie Infrastructure Company, Inc.

Macquarie Airports North America, Inc.

Macquarie Americas Parking Corporation

Macquarie Yorkshire Limited


                                    Sch F-1

                                   SCHEDULE G

                     Macquarie Infrastructure Company Trust

                         ________ Shares of Trust Stock

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $________.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above less $________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch G-1

                                   SCHEDULE H

                 List of persons and entities subject to lock-up

Norman H. Brown, Jr.
George W. Carmany, III
Heidi Mortensen
David Mitchell
Stephen Peet
John Roberts
Peter Stokes
William H. Webb
Shemara Wikramanayake


Macquarie Infrastructure Management (USA) Inc.


                                    Sch H-1

                                                                       Exhibit C

                            Form of Lock-up Agreement

                                 ________, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
4 World Financial Center
New York, New York  10080

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

as Representatives of the several Underwriters named in the Purchase Agreement

      Re:   Proposed Public Offering by Macquarie Infrastructure Company Trust

Dear Sirs:

      The undersigned, a stockholder of Macquarie Infrastructure Company Trust, a Delaware statutory trust (the "Trust"), and/or an officer and/or director of Macquarie Infrastructure Company LLC, a Delaware limited liability company (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Citigroup Global Markets Inc. (the "Representatives") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of Trust shares, each representing one beneficial interest in the Trust (the "Trust Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Trust Stock, limited liability company interests of the Company (the "Interests"), or any securities convertible into or exchangeable or exercisable for Trust Stock or Interests, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Trust Stock, Interests or other securities, in cash or otherwise. In the event that either (x) during the last 17 days of the 180-day period referred to above, the Trust or the Company issues an earnings release or (y) prior to the expiration of such 180-day period, the Trust or the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.


                                     Ex C-1

                                            Very truly yours,

                                            Signature:
                                                      --------------------------

                                            Print Name:
                                                       -------------------------


                                     Ex C-2